SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              M.B.A. Holdings, Inc.
                              ---------------------
             (Exact name of Registrant as specified in its charter)


       Nevada                                             87-0522680
------------------------                            ------------------------
(State of Incorporation)                            (I.R.S. Employer ID No.)


              9419 E San Salvador, Suite 105, Scottsdale, AZ 85258
              ----------------------------------------------------
                         (Address of Principal Offices)

                              M.B.A. HOLDINGS, INC.
                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004

                                        &

                              M.B.A. HOLDINGS, INC.
  NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2004
                            (Full Title of the Plans)

                              Gaylen M. Brotherson
                              M.B.A. Holdings, Inc.
                         9419 E. San Salvador, Suite 105
                              Scottsdale, AZ 85258
                              --------------------
                     (Name and address of Agent for Service)

                                 (480) 860-2288
                                 --------------
          (Telephone number, including area code of Agent for Service)


                     CALCULATION OF REGISTRATION FEE

   Title of         Amount of      Max. Off.      Maximum        Amount of
   Securities       Securities     Price Per      Aggregate     Registration
   Registered       Registered     Share          Offering       Price Fee
----------------    ----------     ---------     ----------     ------------
Common Stock (1)    18,000,000     $0.15 (3)     $2,700,000       $540.00
Common Stock (2)     2,000,000     $0.15 (4)     $  300,000       $ 60.00

(1) Issuable upon the exercise of Options granted pursuant to the Employee Stock Incentive Plan For The Year 2004

(2) Issuable upon the exercise of Options granted pursuant to the Non-Employee Directors and Consultants Retainer Stock Plan For The Year 2004.

(3) Estimated price in accordance with Rule 457(h) and Rule 457(c) and based upon the average of the high and low prices for the Company's Class A common stock as of April 7, 2004.

(4) Priced in accordance with Rule 457(h) and Rule 457(c) at the $0.15 exercise price for each of these options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information related to the M.B.A. Holdings, Inc. 2004 Employee Stock Incentive Plan and the 2004 Non-Employee Directors and
Consultants Retainer Stock Plan, which are being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

The Company reserves the right to allow MBA Holdings, Inc. to amend the allocation of shares of Employees and Non-Employees Common Stock.

Any Forward or Reverse Split of the Shares of the Companies Common Stock does not change the number of Shares in this S-8 Registration.

Item 2. Registrant Information and Employee Plan Annual Information.

As required by this Item, the Registrant shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2003.

(b) The Registrant's Quarterly Report on Form 10-Q for the period ended January 31, 2004.

(c) The description of our Common Stock, no par value, stated value $0.0001 per share set forth in our registration statement on Form 10/A filed with the SEC on November 19, 1999, and any subsequent amendment or report filed for the purpose of updating this description.

(d) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) since the end of the fiscal year covered by the annual report referred to in (a) above.

Item 4. Description of Securities: Not applicable.

Item 5. Interests of Named Experts and Counsel: Not applicable.

Item 6. Indemnification of Officers and Directors.

The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Arizona provide for indemnification of directors and officers of the
Registrant who are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the issuer or was a promoter, underwriter, voting trustee, director, officer or employee of the Registrant.

Item 7. Exemption from Registration Claimed: Not applicable.

Item 8. Exhibits.


                                  EXHIBIT INDEX
Exhibit                                                             Page or
Number              Description                                Method of Filing

 4.1         M.B.A. Holdings, Inc.                              Filed herewith
             2004 Employee Stock Incentive
             Plan

 4.2         M.B.A. Holdings, Inc.                              Filed herewith
             Non-Employee Directors and
             Consultants Retainer Stock Plan

 4.3         M.B.A. Holdings, Inc.                              Filed herewith
             Incentive Stock Option Agreement

 4.4         M.B.A. Holdings, Inc.                              Filed herewith
             Non-Statutory Stock Option Agreement

 5           Opinion rendered by Michael Hair,                  Filed herewith
             Counsel for the Registrant
             (including consent)

23.1         Consent of Semple & Cooper, LLP                    Filed herewith

23.2         Consent of Counsel                                  See Exhibit 5


Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 7th day of April, 2004.

M.B.A. HOLDINGS, INC.



By: /s/ Gaylen M. Brotherson
   ----------------------------------------
   Gaylen M. Brotherson, Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.



          NAME                          TITLE                         DATE

 /s/ Gaylen M. Brotherson         Chairman of the Board &
--------------------------        Chief Executive Officer         April 7, 2004
Gaylen M. Brotherson

 /s/ Judy K Brotherson            Secretary & Director
--------------------------                                        April 7, 2004
Judy K. Brotherson

 /s/ Edward E. Wilczewski         Director
--------------------------                                        April 7, 2004
Edward E. Wilczewski

 /s/ Michael Brady                Director
--------------------------                                        April 7, 2004
Michael Brady

 /s/ Shelly Beesley               Director
--------------------------                                        April 7, 2004
Shelly Beesley

 /s/ Andrew Gay                   Director
--------------------------                                        April 7, 2004
Andrew Gay